Exhibit 99.1

                AMENDMENT 3 TO INTERNATIONAL SMART SOURCING, INC.
                             STOCKHOLDERS' AGREEMENT

     This Amendment, effective as of the 24th day of September, 2003 by and among David L. Kassel, Harry Goodman, Andrew Franzone (collectively referred to as the "Stockholders") and International Smart Sourcing, Inc. formerly known as International Plastic Technologies, Inc. (the "Company").

     WHEREAS, the Stockholders and the Company entered into a Stockholders' Agreement dated as of April 22, 1999 (the "Agreement"); and

     WHEREAS, the Stockholders and the Company no longer deem it beneficial to maintain certain provisions regarding the purchase of the Stockholders' Shares by the Company, certain provisions regarding insurance for such purchase, and certain other provisions set forth in the Agreement; and

     WHEREAS, it is the desire of the parties hereto to amend the Agreement to remove such provisions; and

     WHEREAS, Paragraph 16 of the Agreement requires that any change to the Agreement be made in writing signed by the Company and each of the Stockholders then owning shares of common stock.

     NOW, THEREFORE, in consideration of the terms and conditions set forth in this Amendment, the parties hereto agree as follows:

     1. Capitalized terms shall have the meaning ascribed to them in the Agreement.

     2. Paragraph 4, entitled Purchase Upon a Stockholder's Death, is deleted in its entirety.

     3. Except as specifically amended above, the terms and conditions of the Agreement are hereby ratified and confirmed and remain in full force and effect.

     4. This Amendment may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one and the same instrument.

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     IN WITNESS WHEREOF, the undersigned have caused this Amendment to be duly executed and delivered on the date first above written.

                                              INTERNATIONAL SMART SOURCING, INC.


                                              By: /s/ David Hale
                                                  ------------------------------
                                                  David Hale, President


                                              /s/ David L. Kassel
                                              ----------------------------------
                                              David L. Kassel


                                              /s/ Harry Goodman
                                              ----------------------------------
                                              Harry Goodman


                                              /s/ Andrew Franzone
                                              ----------------------------------
                                              Andrew Franzone